June 15, 2007

BayHill Capital, LLC
1559 N. Technology Way
Orem, Utah 84097

Gentlemen:

This Letter of Intent (hereinafter, “LOI”) sets forth certain fundamental understandings that have resulted from discussions and negotiations conducted between our companies over the past weeks and the proposed terms upon which Cognigen Networks, Inc., a Colorado corporation (hereinafter, “Cognigen”), is prepared to sell, by means of an exempt private placement, to BayHill Capital, LLC (“BayHill”), and other accredited investors designated by BayHill (collectively, the “Investors”) shares of its common stock, subject to the terms and conditions set forth in this LOI, including due diligence, further negotiation, and execution of a definitive Stock Purchase Agreement, as well as the provisions of Paragraph 18 below:

     1.   Sale/Purchase and Payment. Cognigen will sell, and the Investors will buy, 15,000,000 shares of unregistered Cognigen common stock at a price of $0.08 per share, for a total purchase price of $1,200,000 payable in no less than $700,000 cash and the balance in marketable securities payable and delivered in specie at the "Closing" (as defined in Paragraph 9 below).

     2.   Issue and Delivery of Stock. At the Closing, Cognigen will issue and deliver to the Investors 15,000,000 shares of unregistered Cognigen common stock (hereinafter the "CGNW Shares") in a number of certificates as directed by the Investors prior to Closing.

     3.   Anticipated Holdings at Time of Closing. Subject to mutual due diligence, further negotiations by the parties, the availability of funds by the Investors, enforceable commitments for required funding by the Investors, and execution of a definitive Stock Purchase Agreement by the parties, Cognigen anticipates its current shareholders will own approximately 41% of the issued and outstanding shares of Cognigen common stock after issuing the CGNW Shares to the Investors in the proposed transaction. The CGNW Shares will represent approximately 59% of the total issued and outstanding shares of Cognigen common stock at the conclusion of Closing. The foregoing is the intention and basic objective of the Parties. As of the date of execution of this LOI by the Parties, there are outstanding and unexpired 792,000 options to purchase Cognigen common stock at prices ranging between $0.10 to $0.71 per share, and 625,000 warrants to purchase Cognigen common stock at prices ranging between $0.12 to $0.75 per share, all the options and warrants have various dates of expiration. There are 500,000 shares of Cognigen Series A convertible preferred stock, which will convert automatically on October 14, 2007, or through exercise prior to that date, into 500,000 shares of Cognigen common stock. In addition there are $178,500 of accrued and undeclared preferred stock dividends that if declared may be converted to Cognigen common stock at the election of the stockholder. As, when and if, the options and warrants are exercised, the preferred stock converted to common stock, or the accrued undeclared dividends in a maximum amount of $200,000 converted to Cognigen common stock, the Investors shall be issued additional CGNW Shares to adjust the total number held by the Investors or their successors to maintain the ratio of holdings to 59% for the Investors and 41% for the Cognigen shareholders existing just prior to the Closing. In no event, will the aggregate amount of CGNW Shares issued to the Investors, at Closing and pursuant to adjustments made according to the provisions of this paragraph, exceed 17,758,610 shares of Cognigen common stock. Except with respect to the 15,000,000 CGNW Shares to be issued to the Investors at the Closing, there are approximately 10,232,084 shares of Cognigen common stock which are currently issued and outstanding, 500,000 shares of Cognigen preferred stock which are currently outstanding, outstanding options to acquire 792,000 shares of Cognigen common stock and outstanding warrants to acquire 625,000 shares of Cognigen common stock, at the conclusion of Closing, there will be no other shares of capital stock of Cognigen issued, outstanding, authorized or subject to any warrant, option, conversion right, exchange right or other right to acquire any shares of capital stock of Cognigen, except as may occur if a conversion to common stock of the amount of accrued dividends due, to the Stanford Group Companies. The Parties recognize that future equity investments in PUBCO may have the effect of changing the ratios of ownership that will exist as a result of the Closing, the exercise of options and warrants, and conversion of preferred shares and undeclared dividends.

     4.   Board of Directors Membership and Appointment of Principal Officers. At Closing, current Cognigen shareholders holding not less than twenty-nine percent (29%) [Including the following: Anderson Family Trust, Gary Cook, Dave Jackson, Chris Seelbach, Anza Borrego Partners (Carl Silva), George Rebensdorf, and Jim Shapiro] of the issued and outstanding shares of Cognigen capital stock and the Investors will be asked to enter into a voting agreement providing for the composition of Cognigen's board of directors to consist of three directors nominated by the Investors and two directors nominated by the existing Cognigen shareholders. As soon after Closing as is practicable considering the requirements of Rule 14f-1, Cognigen's board of directors will consist of the five directors designated above, and Cognigen's executive officers including the existing CFO of Cognigen will consist of individuals designated by the majority of the members of the newly constituted board of directors,. At the time of concluding the transaction described in paragraph 8.1, PUBCO will not have any obligation, commitment or liability under, or with respect to, any employment, severance, termination or other agreement with any executive officer or other personnel of Cognigen or any of its subsidiaries.

     5.   Change of Corporate Name. It is anticipated there will be a name change for Cognigen and possible change of domicile. These events will require two actions by Cognigen's shareholders. First, a majority of the shareholders of Cognigen will have to approve the name change. An annual or special meeting may be called for this and other purposes. Second, concurrent with the name change of Cognigen, the core agent network/Internet enabled business enterprise (hereinafter, "CCB") that presently operates under the name Cognigen will be reorganized into a new private corporation, whose name will eventually be changed to Cognigen Networks, Inc. (hereinafter, "NEWCO"), as a wholly-owned subsidiary of the surviving public corporation (hereinafter, "PUBCO") that was formerly named Cognigen.

     6.   Operation of NEWCO and CBSi. Cognigen Business Systems, Inc. (hereinafter, "CBSi"), a wholly owned subsidiary of Cognigen, as well as NEWCO will operate as independent subsidiaries of PUBCO with their own boards elected by PUBCO as the sole shareholder and officers appointed by the boards of the respective companies, and shall operate subject to the ultimate authority of PUBCO's CEO and board of directors. PUBCO, pending completion of the transaction outlined in paragraph 8.1, will maintain in place current operating managers and other personnel for NEWCO/CCB and CBSi.

     7.   Funding Commitments by the Investors. The Investors, through PUBCO, concurrent with Closing will provide equity investment directly to and for the exclusive use of NEWCO for business expansion, working capital and general corporate purposes in the amount of $100,000, and likewise for CBSi in the amount of $200,000 for similar purposes.

7.1 Upon the parties executing this LOI, BayHill will lend to Cognigen the sum of $100,000. The obligation of Cognigen to repay to BayHill the foregoing loan will be evidenced by a promissory note to be delivered by Cognigen to BayHill contemporaneous with the execution of this LOI, and such obligation will be secured by a subordinated security interest in all of the assets of Cognigen, which will be granted by Cognigen to BayHill pursuant to a security agreement, acceptable in form and substance acceptable to BayHill.

7.2 In the event a definitive Stock Purchase Agreement is not executed by the parties within 60 days of the date of this LOI (or, if a Stock Purchase Agreement is executed by the parties within 60 days of the date of this LOI, the Closing does not occur within 90 days of the date of this LOI), Cognigen shall repay to BayHill the full amount of the loan cited in paragraph 7.1, supra, together with interest at the rate of 10% per annum. If a definitive Stock Purchase Agreement is executed by the parties within 60 days of the date of this LOI and the Closing occurs within 90 days of the date of this LOI, the principal amount of such loan will be credited against the purchase price obligation of the Investors at the Closing, and the full amount of interest accrued thereon, at the rate of ten percent per annum, will be payable by Cognigen to BayHill. If the Closing does not occur within 90 days of the date of this LOI and the principal and interest has not been paid to BayHill within ninety-five (95) days of the date of this LOI, BayHill, at its option, shall have the right to have the full amount of the loan, together with all unpaid and accrued interest, repaid in shares of Cognigen common stock, based upon a conversion price equal to the lower of (a) $0.05 per share or (b) eighty percent (80%) average closing bid price of the Cognigen common stock for the five trading days immediately preceding the date of BayHill’s election to convert such loan amount into shares of Cognigen common stock.

7.3 Concurrent with the Closing, the sum of $1,200,000 will be paid by the Investors to Cognigen less the $100,000 representing the loan described in paragraph 7.1, supra.

     8.   Investors' Future Objectives Regarding PUBCO. It is the stated objective of the Investors as the future majority shareholder of PUBCO to file an application and other materials with the SEC in order to obtain a charter as a Business Development Company (hereinafter, "BDC") as defined in the Investment Company Act of 1940, as amended. To properly prepare PUBCO for the requirements of a BDC charter, the Investors and Cognigen will undertake those steps they reasonably determine necessary to divest PUBCO of ownership in any operating company that is not consistent with the limitations imposed upon a BDC. Accordingly, the following will be undertaken within a reasonable period after the Closing:

8.1 PUBCO will grant an option for up to 90 days after Closing to purchase 81% of the shares of NEWCO and CBSi to a group of existing Cognigen shareholders, to be identified by management to Cognigen’s board of directors prior to Closing (hereinafter, the “BUYERS”) in exchange for 3,000,000 shares of Cognigen common stock which would then be cancelled, plus the assumption of certain liabilities of Cognigen at Closing, including but not limited to Silicon Valley Bank and VenCore financing obligations. The BUYERS will not assume liabilities clearly related to the obligations of PUBCO’s operations as a public company. Cognigen will obtain all consents and approvals, if required, whether of shareholders or regulatory agencies, quotation systems or otherwise, necessary to complete the transactions contemplated by this LOI. Exercise of the option to purchase by the BUYERS shall be deemed fulfilled upon receipt of written notification of such exercise by PUBCO and evidence of instructions issued to the transfer agent to deliver 3,000,000 shares of Cognigen common stock to PUBCO and/or delivery of certificates representing all or part of the 3,000,000 shares in combination with the instructions to the transfer agent. In either case appropriate stock powers and Medallion guarantees will be provided at the time of exercise.

8.2 After Closing, PUBCO will not burden NEWCO and CBSi with any debt or liabilities that are not directly related to NEWCO and CBSi operations, including but not limited to, PUBCO related operations, activities, or overhead. Any costs, fees, or expenses that are shared, will be pre-approved by NEWCO and CBSi.

8.3 The BUYERS, with PUBCO’s participation, would undertake a capital raise to provide additional funding for full exploitation of the CBSi business model as well as the revitalization and expansion of the CCB for NEWCO.

     9.   Closing and Target Closing Date. Cognigen and the Investors will use commercially reasonable efforts to conclude due diligence investigations of each other, and execution of a definitive Stock Purchase Agreement by the parties within 30 days from the date of execution of this LOI. Closing will take place as soon thereafter as reasonably practicable. For purposes of this LOI "Closing" is understood to mean the series of sequential events that include issuance and exchange of the CGNW Shares and the purchase price in cash and marketable securities as described in paragraph 1, supra; execution of a definitive agreement between the parties; and delivery by the Investors to NEWCO and CBSi of the funds described paragraph 7, supra.

     10.   Due Diligence. Cognigen needs to pursue in-depth due diligence of the Investors and the Investors need to do likewise with regard to Cognigen and CBSi. Cognigen agrees to provide all audited financial statements available for itself and CBSi. The management of BayHill will cooperate with Cognigen in its due diligence efforts, which shall include, but not be limited to, providing financial statements that accurately portray their financial position, results of operations and cash flow, access to banking records, debt instruments and obligations, asset inventories, lists of investments and creditors, copies of executory and employment contracts and income tax returns. The results of the due diligence to be conducted by the parties must be satisfactory to each party in its sole and absolute discretion.

     11.   Definitive Agreement. The transactions contemplated herein will be subject to, and conditioned upon, among other things, the negotiation, execution and delivery of a Stock Purchase Agreement between Cognigen and the Investors. The initial draft of the definitive Stock Purchase Agreement shall be completed within 30 days of the date of execution of this LOI.

     12.   Failure or Inability of the Investors to Obtain Required Funding. In the event the Investors fail, or are otherwise unable to obtain by the date of Closing the funding necessary to provide to Cognigen as set forth in paragraph 7, et seq., supra, and the financing needed to fulfill the funding requirements for the subsidiary companies as described in paragraphs 6 and 7, supra, under the executory provisions of the Stock Purchase Agreement, Cognigen shall have the unilateral option of terminating the Stock Purchase Agreement. Any funds provided to Cognigen/CBSi by the Investor pursuant to paragraph 7.1, supra, will be converted into Cognigen common stock, based upon a conversion price equal to the lower of (a) $0.05 per share or (b) eighty percent (80%) average closing bid price of the Cognigen common stock for the five trading days immediately preceding the date of conversion.

     13.   Nondisclosure. Except to the extent required by law, the parties shall not disclose or use, and they shall cause their representatives not to disclose or use, any Confidential Information (as defined below) with respect to any party furnished, or to be furnished, by any party or their representatives in connection herewith, at any time or in any manner other than in connection with their evaluation or consummation of the transactions proposed in this LOI. For purposes of this paragraph Confidential Information means any information about any party supplied to the other and stamped "confidential" or identified as such to the other party; provided that it does not include information which the party to which it is provided can demonstrate (i) it is generally available or known by the public, other than as a result of improper disclosure by the party to which the information was provided; or (ii) was obtained by the party to which the information was provided from a source other than the party providing the information provided that such source is not bound by a duty of confidentiality to a party or another with respect to such information. If this LOI is terminated each party shall return to each other party any Confidential Information of another party in its possession. Further, neither Investors nor BayHill Group, LLC may purchase any of the outstanding securities of Cognigen as long as this LOI is in effect.

     14.   Expenses. Each party will bear its own expenses incurred in connection with the negotiation, execution and delivery of the definitive Stock Purchase Agreement and the Closing of the transactions contemplated hereby.

     15.   Public Announcements. Except as may be required by law, neither of the parties hereto shall engage in, encourage or support any publicity or disclosure of any kind or form in connection with this LOI. It is understood by the parties that the filing of a Form 8-K disclosure with the SEC by Cognigen, because of the receipt of conditional debt funding upon execution of this LOI, may require issuance of a news release. Such disclosure actions shall be at the reasonable and sole discretion of Cognigen. The Investors shall receive advance written copies of all such disclosures and shall be permitted to provide comments with respect to such disclosure, which comments Cognigen will evaluate in good faith.

     16.   Broker's or Finder's Fees. Each party represents and warrants that it does not have any obligation with respect to any broker's or finder's fees arising out of the transactions contemplated herein or by any person claiming to have been engaged as a finder or broker by such party.

     17.   Non-Solicitation or Negotiation With Others. In consideration of the execution of this LOI, Cognigen, represents and agrees that from the date hereof until 60 days thereafter, with the exception of the Stanford Group Company and its affiliates, it shall discontinue all, nor will it commence any, discussions or negotiations with other prospective purchasers of its capital stock (or any rights convertible, exercisable or otherwise applicable thereto), whether through private placement, merger, the sale, assignment or transfer of all or any substantial portion of its business or assets, or any other method or transaction, and will not permit any of its affiliates, officers directors, employees, agents or representatives to, whether directly or indirectly, solicit or encourage (including by way of furnishing information) any inquiries or proposals relating to, or engage in any discussions or negotiations with respect to, the sale of its capital stock or any other transaction described in this sentence, except for inquiries or proposals from, or discussions or negotiations with, the Investors and their representatives. In the event Cognigen and/or persons affiliated with Cognigen as described above discovers, in the period between execution of this LOI and Closing, an opportunity for investment in the Company by a party other than the Stanford Group Companies and their affiliates, it may advance such discussions with the active and full participation of the BayHill Group and the Investor.

     18.   Intent of the Parties. It is understood and agreed that this LOI, when executed by all of the parties hereto, merely constitutes a statement of mutual intentions with respect to the proposed transactions, does not contain all matters upon which agreement must be reached in order for the proposed transactions to be consummated and, therefore, does not constitute a binding commitment or contract with respect to the proposed transaction itself. A binding commitment with respect to the proposed transaction will result only from the execution by Cognigen and the Investors of a Stock Purchase Agreement. Notwithstanding the two preceding sentences of this paragraph 18, the provisions of paragraphs 11, 12, 13, 14, 15, 16, 17, 18 and 19 are agreed to be fully binding on the parties hereto upon execution of this LOI.

     19.   Termination. Except for the provisions of paragraphs 7.1,13, 14, 15, 16, 18 and 19, this LOI may be terminated at any time by written notice of Cognigen or the Investors.

     20.   Applicable Law. This LOI shall be governed by, and construed in accordance with, the laws of the State of Colorado applicable to contracts to be performed in such state. This LOI may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one agreement.

     If the terms of this LOI are acceptable to you, please sign and return a counterpart to the undersigned.

Very truly yours, COGNIGEN NETWORKS, INC. By: /s/ Gary L. Cook Gary L. Cook, Treasurer, CFO Acting President & CEO

AGREED TO AND ACCEPTED
          As of the date first above written:

          Bayhill CAPITAL, LLC
           a Utah limited liability company

           By: /s/ Robert K. Bench
                  Member